EXHIBIT 21.1

SUBSIDIARIES OF NATIONAL INSTRUMENTS CORPORATION

Unless noted, all subsidiaries are formed under local law.

Applied Wave Research Limited, United Kingdom

AWR, a Delaware corporation

AWR-APLAC Oy

AWR Japan KK

DASYTEC USA, Incorporated, a New Hampshire corporation

Enterprise International Holding B.V., Netherlands

Hyperception, Inc., a Texas corporation

Measurement Computing Corporation, a Delaware corporation

National Instruments Armenia LLC

National Instruments Asia Minor Ölcüm Cihazları Ticaret Limited Şirketi, Turkey

National Instruments Asia Pacific Pte. Ltd., Singapore

National Instruments Australia Corporation, a Texas corporation

National Instruments Belgium N.V.

National Instruments Brazil Ltda.

National Instruments Canada Co.

National Instruments Chile Spa.

National Instruments China Corporation, a Texas corporation

National Instruments Colombia SAS

National Instruments Corporation (UK) Limited, United Kingdom

National Instruments Costa Rica Ltda.

National Instruments (Czech Republic) s.r.o.

National Instruments de Mexico, S.A. de C.V.

National Instruments de Mexico Servicios, S.A. de C.V.

National Instruments Egypt

National Instruments Engineering ApS

National Instruments Engineering GmbH, Germany

National Instruments Engineering GmbH & Co. KG, Germany

National Instruments Europe Corporation, a Texas corporation

National Instruments Finland Oy

National Instruments France Corporation, a Texas corporation

National Instruments Germany GmbH

National Instruments Gesellschaft m.b.H., Austria

National Instruments Hong Kong Limited

National Instruments Hungary Trading Kft.

National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenija

National Instruments Ireland Resources Limited

National Instruments Israel Ltd.

National Instruments Italy s.r.l.

National Instruments Japan KK

National Instruments (Korea) Corporation

National Instruments Lebanon Corporation, a Texas corporation

National Instruments Netherlands B.V.

National Instruments New Zealand Limited

National Instruments Poland Sp.Zo.o.

National Instruments Portugal Unipessoal Lda.

National Instruments Romania s.r.l.

National Instruments Russia Corporation, a Texas corporation

National Instruments Scandinavia Corporation, a Texas corporation

National Instruments Singapore (PTE) Ltd.

National Instruments Spain, S.L.

National Instruments Sweden A.B.

National Instruments Switzerland Corporation, a Texas corporation

National Instruments Taiwan Corporation, a Texas corporation

National Instruments Thailand Ltd.

NI Hungary Software and Hardware Manufacturing Kft.

NI Malaysia Sdn. Bhd.

NI Solutions (Proprietary) Limited, South Africa

NI Systems (India) Private Limited, India

Phase Matrix, Inc., a California corporation

Quality Instrumentation Solutions, Inc., a Texas corporation

Shanghai NI Instruments LTD, People’s Republic of China

Washington Holding and Finance B.V., Netherlands